Exhibit 10.56


Exactech, Inc.
4613 NW 6th Street, Suite D:
Gainesville, FL  32609

Attn:             Jody Phillips

         Re:      WCMA: Line of Credit Increase

Ladies and Gentlemen:

         This Letter Agreement will serve to confirm certain assets of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Exactech, Inc. ("Customer") with respect to:" (i) that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT NO. 9504550701 between MLBFS and Customer (including any previous amendment and extensions thereof)l and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

         Subject to the terms hereof, effective as of the "Effective Date" the Loan Documents are hereby amended as follows:

         1. The term "Maximum WCMA Line of Credit" shall mean an amount equal to the lesser of: (A) 80% of Customer's Domestic Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts and Chattel Paper directly or indirectly due from any shareholder, officer ore employee of Customer or any affiliated entity) plus 50% of Customer's inventory (not to exceed $3,000,000), as shown on its regular books and records, less the outstanding balance on Term Loan 9504550701, or (B) $3,000,000.

         2. The "Line Fee" for the period ending June 30, 1996, is hereby increased to $27,500.00, of which $5,0000.00 (the "Additional Fee") is now due and owing. Customer hereby authorizes and directs $5,000.00 (the "Additional Fee") is now due and owing. Customer hereby authorizes and directs MLBFS to charge the Additional Fee to WCMA Account NO. 750-07R53 on or at any time after the Effective Date.

         3. Within 30 days after the close of each monthly period of Customer, Customer shall furnish or cause to be furnished to MLBFS: (i) a statement of profit and loss for the monthly period then ended and (ii) a balance sheet of Customer as at the close of such monthly period; all in reasonable detail and certified by its chief financial officer.


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         Except as expressly modified hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions. Nothing herein shall be deemed to extend the Maturity Date of the WCMA Line of Credit.

         By this execution of this Letter Agreement, the below-named Guarantor hereby consents to the foregoing modifications to the Loan Documents, and hereby agrees that the "Obligations" under his Unconditional Guaranty shall extend to and include the Obligations of Customer under the Loan Documents as amended hereby.

         Customer and said Guarantor acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (i) no default or Event of Default has occurred and is continuing under the Loan Documents;
(ii) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof;
(iii) neither Customer nor said Guarantor have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (iv) neither Customer nor said Guarantor have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

         The amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which (i) Customer and the Guarantor shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; (ii) Customer has provided to MLBFS evidence of product liability coverage of at least $2MM per case, (iii) MLBFS must receive and be satisfied with Customer's final audited 1995 financial statements and a current personal financial statement of William Petty, MD, (iv) Termination of UCC Filing no. 95000117364 by Southtrust Bank of Alabama initially filed June 12, 1995, (v) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof; and (vi) to the extent applicable, MLBFS shall have entered such amendments and agreements in it computer system (which MLBFS agrees to do promptly after the receipt of such executed duplicate copy). Notwithstanding the foregoing, if for any reason other than the sole fault of MLBFS the Effective Date shall not occur within 28 days from the date of this Letter Agreement, then all of said amendments and agreements herein will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business
   Financial Services, Inc.

By: /s/ Hugh E. Johnson
    ----------------------
    Hugh E. Johnson
    Credit Services Account Manager

Accepted:

Exactech, Inc.


By: /s/ Timothy J. Seese
    ----------------------
Printed Name: Timothy J. Seese
Title: President

Approved:

/s/ William R. Petty
- -------------------------
William R. Petty, M.D.


STATE OF GEORGIA:

COUNTY OF LOUNDES:

         On the 18th day of March 1996, before me personally came Timothy J. Seese known to me to be the individual who executed the foregoing instrument, and who, being sworn by me, did depose and say that the individual is an officer of the Customer herein, and that the individual executed the foregoing instrument for the Customer herein, and that the individual had the authority to sign the same, and acknowledged that the individual executed the same as the act and deed of said Customer.



                                                         /s/ NOT READABLE
                                                         ----------------------
                                                             Notary Public
(NOTARIAL SEAL)